Exhibit 99.1

RELEASE
For Immediate Release
Tekelec Announces Q2 2008 Results
•	Orders of $122.9 million, up 45% Year-Over-Year,
•	Revenues of $116.4 million, up 6% Year-Over-Year,
•	GAAP EPS of $0.22 per diluted share, up 340% Year-Over-Year, and
•	Non-GAAP EPS of $0.23 per diluted share, up 92% Year-Over-Year, as reconciled below
Morrisville, NC — August 6, 2008 — Tekelec (NASDAQ: TKLC ), a leading developer of high-performance network applications for next-generation fixed, mobile and packet networks, today announced its results for the quarter and six months ended June 30, 2008.
Results from Continuing Operations

For the second quarter of 2008, the Company had orders of $122.9 million, up 45% compared to $84.7 million for the second quarter of 2007. Revenue from continuing operations for the second quarter of 2008 was $116.4 million, up 6% compared to $110.0 million for the second quarter of 2007. Backlog from continuing operations as of June 30, 2008 was $387.6 million, up from $381.2 million at March 31, 2008.
On a GAAP basis, the Company reported income from continuing operations for the second quarter of 2008 of $15.3 million, or $0.22 per diluted share, which includes a one-time tax benefit of $3.7 million, or $0.05 per diluted share, from the utilization of certain capital losses generated by the sale of our switching business in 2007. This compares to income from continuing operations of $3.8 million, or $0.05 per diluted share, for the second quarter of 2007. On a Non-GAAP basis, income from continuing operations for the second quarter of 2008 was $15.7 million, or $0.23 per diluted share, compared to income from continuing operations of $9.0 million, or $0.12 per diluted share, for the second quarter of 2007. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its Non-GAAP operating results.
For the first six months of 2008, the Company had orders from continuing operations of $205.3 million, up 25% compared to $163.9 million for the first six months of 2007. Revenue from continuing operations for the first six months of 2008 was $234.7 million, up 7% compared to $218.8 million for the first six months of 2007. GAAP operating margins were 14% and 2% for the six months ended June 30, 2008 and 2007, respectively. Non-GAAP operating margins for the first six months of 2008 were 19% as compared with 11% in the first six months of 2007.
On a GAAP basis, the Company reported income from continuing operations for the first six months of 2008 of $27.2 million, or $0.39 per diluted share, which includes a one-time tax benefit of $3.7 million, or $0.05 per diluted share, compared to income from continuing operations of $6.8 million, or $0.10 per diluted share, for the first six months of 2007. On a Non-GAAP basis, income from continuing operations for the first six months of 2008 was $34.0 million, or $0.48 per diluted share, compared to income from continuing operations of $19.6 million, or $0.27 per diluted share, for the first six months of 2007. Cash
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

flows from continuing operations for the six months ended June 30, 2008 were $56.9 million, up 24% compared to $45.9 million in the first six months of 2007. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its Non-GAAP operating results.
Frank Plastina, president and chief executive officer of Tekelec, stated “We were very pleased by our strong operating performance for the second quarter and first half of the year. Our level of new orders was particularly strong compared to a year ago and reflects our continued success in generating new customer wins and in responding to demand from existing customers for signaling capacity and other Tekelec products. We were also pleased by the continued strength of our operating margins and strong cash flows during the first six months of 2008.”
Consolidated Results, Including the Impact of Discontinued Operations

On a GAAP basis, the Company generated net income of $15.3 million, or $0.22 per diluted share, which includes a one-time tax benefit of $3.7 million, or $0.05 per diluted share, for the three months ended June 30, 2008, compared to a net loss on a consolidated basis for the three months ended June 30, 2007 of $7.8 million, or $0.11 loss per diluted share. For the six months ended June 30, 2008, the Company generated consolidated net income on a GAAP basis of $28.8 million, or $0.41 per diluted share, which includes a one-time tax benefit of $3.7 million, or $0.05 per diluted share, compared with a consolidated net loss of $58.2 million, or $0.82 loss per diluted share in 2007.
Balance Sheet Results

Tekelec’s consolidated cash, cash equivalents and short-term investments at June 30, 2008 totaled $190.1 million, down from $316.5 million at March 31, 2008, due primarily to the repayment of $125 million of Convertible Notes in June 2008. Deferred revenues were $192.1 million at June 30, 2008, up from $185.7 million at March 31, 2008.
At June 30, 2008, the Company continued to hold $119.7 million of Student Loan Auction Rate Securities (“SLARS”) valued at fair value in accordance with FAS 115 and 157. This valuation reflects a decline in value of $4.3 million ($2.6 million net of tax) recorded in 2008. The decline in fair value is considered to be temporary and accordingly, the write-down is recorded in accumulated other comprehensive income within shareholders’ equity. We have classified these SLARS as long-term investments at June 30, 2008 because it is uncertain when liquidity will return to the market. Since the end of the second quarter, five auction rate securities with a total par value of approximately $12.3 million were called by the issuers and redeemed at par value.
Stock Repurchase Program

As previously announced in March 2008, Tekelec’s Board of Directors approved a stock repurchase program utilizing a Rule 10b5-1 plan that authorizes the Company to repurchase up to $50 million of the Company’s common stock. The timing, duration and actual number of shares repurchased will depend on a variety of factors including price, regulatory requirements and other market conditions. The Company may terminate the repurchase program at any time. As of June 30, 2008, the Company had repurchased approximately 2.6 million shares at a total cost of approximately $33.7 million.
Conference Call

Tekelec has scheduled a conference call for Wednesday, August 6, 2008 for management to discuss second quarter and first half of 2008 results. The Company also plans to provide on its web site immediately prior to the call both GAAP and Non-GAAP financial measures (including GAAP reconciliations) for the second quarter and to discuss during this call certain forward looking information concerning the Company’s prospects for 2008.
“Live” Webcast and Replay

Tekelec will host a live webcast of its conference call on Wednesday, August 6, 2008, at 8:00 a.m. EDT. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. on August 6th, and for 90 days thereafter.
Telephone Replay

A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID #55753150.
Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release, including a full Non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, acquisition-related charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such Non-GAAP measures and the resulting Non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual Non-GAAP measures within the Non-GAAP statement of operations and the Non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to determine incentive compensation and evaluate key trends within the business. In addition, since the Company has historically reported Non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of each of the Non-GAAP measures, including the full Non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS

Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2007 Form 10-K, First Quarter 2008 Form 10-Q and its other filings with the Securities and Exchange Commission, the impact of the liquidity crisis in the United States credit markets, valuation of Student Loan Auction Rate Securities, the timeliness and functional competitiveness of our product releases, our ability to maintain OEM, partner, and vendor support and supply relationships, changes in the market price of the Company’s common stock and reductions in telecommunications carrier capital spending. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec

Tekelec leverages its global leadership in core multimedia session control and network intelligence to ensure scalable, secure and highly available communications. The company’s leading signaling solutions enable the interworking of different network applications, technologies and protocols, providing a smooth transition to next-generation networks. Corporate headquarters are located near Research Triangle Park in Morrisville, N.C., U.S.A., with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
Tekelec Investor Contact:

Joanne Latham, Director of Corporate Communications
Joanne.Latham@tekelec.com
+1 919.653.9655

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(Thousands, except per share data)

Revenues	$116,422	$109,984	$234,665	$218,777
Cost of sales:
Cost of goods sold	42,392	46,774	82,338	98,676
Amortization of purchased technology	587	592	1,174	1,179

Total cost of sales	42,979	47,366	83,512	99,855

Gross profit	73,443	62,618	151,153	118,922

Operating expenses:
Research and development	26,216	24,064	50,624	46,271
Sales and marketing	18,906	18,309	37,110	36,974
General and administrative	12,948	14,762	27,205	27,794
Acquired in-process research and development	—	—	2,690	—
Restructuring and other	293	2,511	243	2,511
Amortization of intangible assets	109	48	218	94

Total operating expenses	58,472	59,694	118,090	113,644

Income from operations	14,971	2,924	33,063	5,278

Other income (expense), net:
Interest income	2,295	4,355	5,576	8,295
Interest expense	(779)	(956)	(1,911)	(1,851)
Gain (loss) on sale of investments	—	85	(2)	223
Other, net	(990)	(1,118)	(1,506)	(1,844)

Total other income, net	526	2,366	2,157	4,823

Income from continuing operations before provision for income taxes	15,497	5,290	35,220	10,101
Provision for income taxes	179	1,517	8,039	3,328

Income from continuing operations	15,318	3,773	27,181	6,773
Income (loss) from discontinued operations, net of taxes	—	(11,547)	1,618	(65,019)

Net income (loss)	$15,318	$(7,774)	$28,799	$(58,246)

Earnings per share from continuing operations:
Basic	$0.23	$0.05	$0.41	$0.10
Diluted	0.22	0.05	0.39	0.10

Earnings (loss) per share from discontinued operations:
Basic	$—	$(0.17)	$0.02	$(0.94)
Diluted	—	(0.16)	0.02	(0.92)

Earnings (loss) per share:
Basic	$0.23	$(0.11)	$0.43	$(0.84)
Diluted	0.22	(0.11)	0.41	(0.82)

Weighted average number of shares outstanding-continuing operations:
Basic	65,638	69,938	66,578	69,426
Diluted	71,953	71,151	73,076	70,699

Weighted average number of shares outstanding:
Basic	65,638	69,938	66,578	69,426
Diluted	71,953	71,151	73,076	70,699

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Operations are for the thirteen and twenty-six weeks ended June 27, 2008 and June 29, 2007.

TEKELEC
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS (1),(3)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
		(Thousands, except per share data)

Revenues	$116,422	$109,984	$234,665	$218,777
Cost of sales:
Cost of goods sold	42,062	46,370	81,637	92,753

Gross profit	74,360	63,614	153,028	126,024

Research and development	25,436	23,361	49,035	44,554
Sales and marketing	18,227	17,516	35,684	35,164
General and administrative	11,132	12,629	22,921	22,806

Total operating expenses	54,795	53,506	107,640	102,524

Income from operations	19,565	10,108	45,388	23,500
Interest and other income, net	526	2,366	2,157	4,823

Income from continuing operations before provision for income taxes	20,091	12,474	47,545	28,323
Provision for income taxes (2)	4,392	3,459	13,589	8,705

Net income from continuing operations	$15,699	$9,015	$33,956	$19,618

Earnings per share:
Basic	$0.24	$0.13	$0.51	$0.28
Diluted	0.23	0.12	0.48	0.27

Weighted average number of shares outstanding:
Basic	65,638	69,938	66,578	69,426
Diluted	71,953	77,512	73,076	77,060
Notes to Unaudited Non-GAAP Statements of Operations for Continuing Operations:

(1)	Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume Non-GAAP effective income tax rates of 22% and 28% for the three months ended June 30, 2008 and 2007, respectively. The above Non-GAAP Statements of Operations assume Non-GAAP effective income tax rates of 29% and 31% for the six months ended June 30, 2008 and 2007, respectively.

(3)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Non-GAAP Statements of Operations are for the thirteen and twenty-six weeks ended June 27, 2008 and June 29, 2007.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$188,143	$105,550
Short-term investments, at fair value	2,000	313,922

Total cash, cash equivalents and short-term investments	190,143	419,472
Accounts receivable, net	141,870	147,092
Inventories	21,973	20,543
Income taxes receivable	11,647	28,361
Deferred income taxes	43,059	18,793
Deferred costs and prepaid commissions	58,715	57,203
Prepaid expenses and other current assets	9,545	14,726

Total current assets	476,952	706,190

Long-term investments, at fair value	119,664	—
Property and equipment, net	34,602	32,510
Investments in privately-held companies	18,553	18,553
Deferred income taxes, net	72,802	83,418
Other assets	1,386	1,320
Goodwill	22,951	22,951
Intangible assets, net	15,556	16,948

Total assets	$762,466	$881,890

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,638	$45,388
Accrued expenses	28,945	21,259
Accrued compensation and related expenses	33,936	40,234
Current portion of deferred revenues	182,144	166,274
Convertible debt	—	125,000
Liabilities associated with SSG	1,510	5,767

Total current liabilities	275,173	403,922

Deferred income taxes	1,182	1,295
Long-term portion of deferred revenues	9,947	8,917
Other long-term liabilities	6,195	6,569

Total liabilities	292,497	420,703

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 65,822,913 and 67,479,916 shares issued and outstanding, respectively	301,027	319,761
Retained earnings	168,178	139,379
Accumulated other comprehensive income	764	2,047

Total shareholders’ equity	469,969	461,187

Total liabilities and shareholders’ equity	$762,466	$881,890

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months ended June 30,
	2008	2007
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$28,799	$(58,246)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (income) from discontinued operations	(1,618)	65,019
Loss (gain) on sale of investments	2	(223)
Loss on disposal of fixed assets	279	—
Provision for (recovery of) doubtful accounts and returns	(84)	192
Inventory write downs	3,223	5,254
Depreciation	8,465	7,707
Amortization of intangibles	1,392	1,273
Amortization, other	487	929
Acquired in-process research and development	2,690	—
Deferred income taxes	(12,920)	(2,113)
Stock-based compensation	6,517	8,726
Excess tax benefits from stock-based compensation	(1,234)	(2,912)
Changes in operating assets and liabilities, net of business disposal:
Accounts receivable	5,105	43,228
Inventories	(4,562)	(2,616)
Deferred costs	(1,512)	13,683
Prepaid expenses and other current assets	4,416	14,589
Accounts payable	(16,627)	(535)
Accrued expenses	7,613	(14,851)
Accrued compensation and related expenses	(7,281)	(7,713)
Deferred revenues	17,441	(37,003)
Income taxes payable/receivable	16,340	11,525

Total adjustments	28,132	104,159

Net cash provided by operating activities — continuing operations	56,931	45,913
Net cash used in operating activities — discontinued operations	(1,767)	(16,571)

Net cash provided by operating activities	55,164	29,342

Cash flows from investing activities:
Proceeds from sales and maturities of investments	772,583	332,918
Purchases of investments	(584,524)	(372,016)
Purchases of property and equipment	(10,441)	(10,087)
Payments related to acquired in-process research and development	(2,690)	—
Other non-operating assets	(71)	(224)

Net cash provided by (used in) investing activities — continuing operations	174,857	(49,409)
Net cash provided by (used in) investing activities — discontinued operations	—	(2,320)

Net cash provided by (used in) investing activities	174,857	(51,729)

Cash flows from financing activities:
Repayment of convertible debt	(125,000)	—
Payments for repurchase of common stock	(33,700)	—
Proceeds from issuance of common stock	9,547	20,234
Excess tax benefits from stock-based compensation	1,234	2,912

Net cash provided by (used in) financing activities	(147,919)	23,146

Effect of exchange rate changes on cash	491	469

Net change in cash and cash equivalents	82,593	1,228
Cash and cash equivalents, beginning of period	105,550	45,329

Cash and cash equivalents, end of period	$188,143	$46,557

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME (7)

	Three Months Ended June 30, 2008
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$116,422	$—		$116,422
Cost of sales:
Cost of goods sold	42,392	(330	) (1)	42,062
Amortization of purchased technology	587	(587	) (2)	—

Total cost of sales	42,979	(917)		42,062

Gross profit	73,443	917		74,360

Operating Expenses:
Research and development	26,216	(560	) (1)	25,436
		(220	) (3)

Sales and marketing	18,906	(679	) (1)	18,227
General and administrative	12,948	(1,816	) (1)	11,132
Restructuring and other	293	(289	) (4)	—
		(4	) (1),(4)

Amortization of intangible assets	109	(109	) (2)	—

Total operating expenses	58,472	(3,677)		54,795

Income from operations	14,971	4,594		19,565

Interest and other income, net	526	-		526

Income from continuing operations before provision for income taxes	15,497	4,594		20,091

Provision for income taxes	179	4,213	(5)	4,392

Net income from continuing operations	$15,318	$381		$15,699

Earnings per share:
Basic	$0.23			$0.24
Diluted (6)	0.22			0.23

Weighted average number of shares outstanding:
Basic	65,638			65,638
Diluted (6)	71,953			71,953

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to the former Estacado employees that is contingent upon their continued employment by Tekelec.

(4)	The adjustment represents the elimination of costs incurred during 2008 related to our initiating a plan to centralize certain functions in our EAAA region.

(5)	The adjustment represents the income tax effect of excluding second quarter discrete tax benefits totaling $3.7 million related to reversing a valuation allowance on deferred tax assets generated by the loss on sale of SSG. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our Non-GAAP effective tax rate of 22%.

(6)	For the three months ended June 30, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $504,000 for assumed after-tax interest cost and 5,522,000 weighted average shares related to the convertible debt using the “if-converted” method.

(7)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirteen weeks ended June 27, 2008.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME (10)

	Six Months Ended June 30, 2008
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$234,665	$—		$234,665
Cost of sales:
Cost of goods sold	82,338	(701	) (1)	81,637
Amortization of purchased technology	1,174	(1,174	) (2)	—

Total cost of sales	83,512	(1,875)		81,637

Gross profit	151,153	1,875		153,028

Operating Expenses:
Research and development	50,624	(1,222	) (1)	49,035
		(367	) (3)
Sales and marketing	37,110	(1,426	) (1)	35,684
General and administrative	27,205	(3,384	) (1)	22,921
		(900	) (4)
Acquired in-process research and development	2,690	(2,690	) (5)	—
Restructuring and other	243	(459	) (6)	—
		216	(1),(6)
Amortization of intangible assets	218	(218	) (2)	—

Total operating expenses	118,090	(10,450)		107,640

Income from operations	33,063	12,325		45,388

Interest and other income, net	2,157	-		2,157

Income from continuing operations before provision for income taxes	35,220	12,325		47,545

Provision for income taxes	8,039	5,550	(7)	13,589

Income from continuing operations	27,181	6,775		33,956

Income from discontinued operations, net of taxes	1,618	(1,618	) (8)	—

Net income	$28,799	$5,157		$33,956

Earnings per share from continuing operations:
Basic	$0.41			$0.51
Diluted (9)	0.39			0.48

Earnings per share:
Basic	$0.43			$0.51
Diluted (9)	0.41			0.48

Weighted average number of shares outstanding:
Basic	66,578			66,578
Diluted (9)	73,076			73,076

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to the former Estacado employees that is contingent upon their continued employment by Tekelec.

(4)	The adjustment represents an arbitration judgment and associated legal fees in favor of our former President and CEO, Fred Lax.

(5)	The adjustment represents acquired in-process research and development related to the Estacado purchase.

(6)	The adjustment represents the elimination of costs incurred during 2008 related to our initiating a plan to centralize certain functions in our EAAA region and changes in estimates related to our 2007 realignment activities.

(7)	The adjustment represents the income tax effect of excluding second quarter discrete tax benefits totaling $3.7 million related to reversing a valuation allowance on deferred tax assets generated by the loss on sale of SSG. Also included in the adjustment is the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our Non-GAAP effective tax rate of 29%.

(8)	The adjustment represents the elimination of our discontinued operations.

(9)	For the six months ended June 30, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $1,085,000 for assumed after-tax interest cost and 5,942,000 weighted average shares related to the convertible debt using the “if-converted” method.

(10)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the twenty-six weeks ended June 27, 2008.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME (8)

	Three Months Ended June 30, 2007
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$109,984	$—		$109,984
Cost of sales:
Cost of goods sold	46,774	(404	) (1)	46,370
Amortization of purchased technology	592	(592	) (2)	—

Total cost of sales	47,366	(996)		46,370

Gross profit	62,618	996		63,614

Operating Expenses:
Research and development	24,064	(703	) (1)	23,361
Sales and marketing	18,309	(793	) (1)	17,516
General and administrative	14,762	(2,090	) (1)	12,629
		(43	) (3)
Restructuring and other	2,511	(2,511	) (4)	—
Amortization of intangible assets	48	(48	) (2)	—

Total operating expenses	59,694	(6,188)		53,506

Income from operations	2,924	7,184		10,108

Interest and other income, net	2,366	-		2,366

Income from continuing operations before provision for income taxes	5,290	7,184		12,474

Provision for income taxes	1,517	1,942	(5)	3,459

Income from continuing operations	3,773	5,242		9,015

Loss from discontinued operations for SSG, net of taxes	(11,547)	11,547	(6)	—

Net income (loss)	$(7,774)	$16,789		$9,015

Earnings per share from continuing operations:
Basic	$0.05			$0.13
Diluted (7)	0.05			0.12

Earnings (loss) per share:
Basic	$(0.11)			$0.13
Diluted (7)	(0.11)			0.12

Weighted average number of shares outstanding:
Basic	69,938			69,938
Diluted (7)	71,151			77,512

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents the legal expenses incurred to settle the Bouygues litigation.

(4)	The adjustment represents the impact of the June 2007 restructuring.

(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our Non-GAAP effective tax rate of 28%.

(6)	The adjustment represents the elimination of our discontinued operations.

(7)	For the three months ended June 30, 2007, the calculations of diluted earnings per share related to GAAP Continuing Operations exclude a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effect of including such amounts is anti-dilutive. The calculation of diluted earnings per share related to Non-GAAP Continuing Operations includes the add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method.

(8)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirteen weeks ended June 29, 2007.

TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME (9)

	Six Months Ended June 30, 2007
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	218,777	$—		$218,777
Cost of sales:
Cost of goods sold	98,676	(923	) (1)	92,753
		(5,000	) (2)
Amortization of purchased technology	1,179	(1,179	) (3)	—

Total cost of sales	99,855	(7,102)		92,753

Gross profit	118,922	7,102		126,024

Operating Expenses:
Research and development	46,271	(1,717	) (1)	44,554
Sales and marketing	36,974	(1,810	) (1)	35,164
General and administrative	27,794	(4,276	) (1)	22,806
		(712	) (4)
Restructuring and other	2,511	(2,511	) (5)	—
Amortization of intangible assets	94	(94	) (3)	—

Total operating expenses	113,644	(11,120)		102,524

Income from operations	5,278	18,222		23,500

Interest and other income, net	4,823	-		4,823

Income from continuing operations before provision for income taxes	10,101	18,222		28,323

Provision for income taxes	3,328	5,377	(6)	8,705

Income from continuing operations	6,773	12,845		19,618

Loss from discontinued operations for SSG, net of taxes	(65,019)	65,019	(7)	—

Net income (loss)	$(58,246)	$77,864		$19,618

Earnings per share from continuing operations:
Basic	$0.10			$0.28
Diluted (8)	0.10			0.27

Earnings (loss) per share:
Basic	$(0.84)			$0.28
Diluted (8)	(0.82)			0.27

Weighted average number of shares outstanding:
Basic	69,426			69,426
Diluted (8)	70,699			77,060

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the charge associated with product credits issued to Bouygues Telecom, S.A. as part of our settlement of the Bouygues litigation.

(3)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus and iptelorg.

(4)	The adjustment represents legal expenses incurred to settle the Bouygues litigation.

(5)	In the second quarter of 2007 we initiated a restructuring of our operations to better align with our current organizational requirements. This adjustment represents the elimination of the costs associated with the June restructuring.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our Non-GAAP effective tax rate of 31%.

(7)	The adjustment represents the elimination of the results of operations of our discontinued operations.

(8)	For the six months ended June 30, 2007, the calculations of diluted earnings per share related to GAAP Continuing Operations exclude a potential add-back to net income of $1,162,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effect of including such amounts is anti-dilutive. The calculation of diluted earnings per share related to Non-GAAP Continuing Operations includes the add-back to net income of $1,162,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method.

(9)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the twenty-six weeks ended June 29, 2007.